EXHIBIT 10.6

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement (hereinafter called "this Agreement") is made and entered into this 7th day of May, 1996, between INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation (hereinafter called "Seller"), and PRIMEENERGY CORPORATION, a Delaware corporation (hereinafter called "Buyer"), with reference to the following circumstances:

         Certain properties (the "Foreclosure Properties") are currently subject to a Notice of Substitute Trustee's Sale (the "Sale"), a copy of which is attached hereto.

         Seller has entered into a Compromise and Settlement Agreement (the "Settlement Agreement") with Saratoga Resources, Inc., a Texas corporation ("Saratoga Texas"), Saratoga Resources, Inc., a Delaware corporation ("Saratoga Delaware"), LOBO Energy, Inc., a Texas Corporation ("LEI") and LOBO Operating, Inc., a Texas corporation ("LOI") (the "Saratoga Companies") pursuant to which the Saratoga Companies have agreed to not enjoin, restrain or otherwise prevent the sale and, in the event that the Seller acquires the property at the sale, to deliver to Seller, or to Buyer as Seller's transferee various documents confirming the transfer, or transferring, properties and assets as more particularly described in Exhibit A thereto, which include, but are not limited to, the Foreclosure Properties, (the Foreclosure Properties and such other assets, interests, and properties to be conveyed pursuant to the Settlement Agreement herein collectively called the "Interests").

         In the event that Seller acquires the Foreclosure Properties, Seller desires to sell and Buyer desires to purchase, all of Seller's right, title, estate and interest in and to Interests, including the Foreclosure Properties, subject to the satisfaction of the conditions precedent set forth in this Agreement.

         In consideration of the foregoing premises, the following terms, agreements, covenants, and conditions, and for the purpose of prescribing the terms and conditions of the purchase and sale of the Interests, Seller and Buyer agree as follows:

         Section 1. SALE OF INTERESTS; PURCHASE PRICE; AGREED VALUE. At the closing provided for at Section 2 of this Agreement (hereinafter called the "Closing"), Seller, subject to the terms and conditions of this Agreement, will sell, convey, and deliver the Foreclosure Properties and the other Interests to Buyer, and Buyer will purchase and accept delivery of the Foreclosure Properties and the other Interests from Seller, for Seven Million One Hundred Eighty Thousand Dollars ($7,180,000) (hereinafter called the "Base Price"), subject to the adjustments made in connection with the allocation of revenues and expenses among Seller and Buyer as a result of the deemed "Effective Date" considerations all as more particularly described at Section 2 of this

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Agreement, and in further consideration of Buyer's execution and delivery at the
Closing (or promptly thereafter) of that certain Conveyance of Production
Payment and Net Profit Overriding Royalty Interest (hereinafter called the "Conveyance") from Buyer, as grantor, to Seller (hereinafter called the "Purchase Price").

         Section 2. CLOSING; EFFECTIVE DATE ALLOCATION. The purchase and sale of the Interests shall be held and consummated promptly following the acquisition of the Foreclosure Properties, and contemporaneously with the delivery of documents under the Settlement Agreement (hereinafter called the "Closing Date"). In the event that Seller does not acquire the Foreclosure Properties at the sale and the other Interests pursuant to the Settlement Agreement, this Agreement will terminate. The purchase and sale of the Interests shall be effective for purposes of adjustment to the purchase price as of January 1, 1996 (the "Effective Date"). The computation of the adjustments shall be made as if Seller had owned the Interests on the Effective Date even though the Interests are acquired by Seller on the Closing Date. All revenues, proceeds, receipts, and income ("Revenues") attributable to production from the Wells and the sale of the Properties prior to the Effective Date shall belong to Seller. Conversely, all Revenues attributable to production from the Wells, the sale of the Properties or otherwise attributable to the Interests on or after the Effective Date, including, without limitation, all production of oil, gas, and other hydrocarbons attributable to the Interests which was in tanks, storage containers, or other facilities ("Production") on or after the Effective Date awaiting delivery to the purchaser of same, shall belong to Buyer. All joint interest billings related to the use or operation of the Interests prior to the Effective Date ("Expenses") shall be the sole obligation of Seller. Conversely, all joint interest billings related to the use or operation of the Interests on or after the Effective Date shall be the sole obligation of Buyer; provided, however, that Seller shall be solely responsible for each Expense incurred on or after the Effective Date which is payable to any person or entity (other than an unrelated third party or parties for services performed or materials furnished with respect to the use, ownership or operation of the Interests from and after the Effective Date, but prior to the Closing Date) if Seller has not delivered an itemized documentation of such Expense to Buyer before the Closing Date. Any party hereto that owes a sum of money to the other party hereto pursuant to the terms of this Agreement shall promptly pay to the other party such sum. In no event will the aggregate adjustment to the Base Price for the amount payable by Seller under this Section 2 exceed $372,000, such adjustment will be calculated in accordance with Exhibit B.

         Section 3. INDEMNITY. PrimeEnergy hereby agrees to indemnify, defend and hold harmless, ING from and against any loss, expense, liability, claims, damage, penalties, fines, actions judgments, settlements or disbursements arising out of or based upon ING's ownership of any of the Interests.

         Section 4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as of the date hereof, and Seller will represent and warrant to Buyer as of the Closing Date, as follows:

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                  (a) ORGANIZATION; QUALIFICATION; AUTHORIZATION. Seller is and
until the date of Closing shall continue to be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. This Agreement constitutes the valid and binding agreement of Seller enforceable against Seller in accordance with its terms. All requisite corporate action necessary to close the transactions contemplated by this Agreement has been taken by Seller, and Seller has obtained all requisite consents and authorizations necessary to close such transactions.

         Section 5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as of the date hereof, and Buyer will represent and warrant to Seller on the Closing Date, as follows:

                  (a) ORGANIZATION; QUALIFICATION; AGREEMENT AUTHORIZED AND VALID. Buyer is and until the Closing Date shall continue to be a corporation validly existing and in good standing under the laws of the state of its incorporation. This Agreement has been duly authorized, executed and delivered by Buyer, and all instruments required hereunder to be delivered by Buyer at the Closing shall be duly authorized, executed and delivered by Buyer. All requisite corporate action by Buyer necessary to close the transactions contemplated by this Agreement has been taken. This Agreement constitutes the valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms.

                  (b) BROKERS AND FINDERS. Buyer has incurred no liability, contingent or otherwise, for broker's or finder's fees with respect to this transaction for which Seller shall have any responsibility whatsoever.

         Section 6. INDEPENDENT INVESTIGATION. Buyer acknowledges that in entering into this Agreement and consummating the transactions contemplated hereby that it has conducted or it will conduct an independent investigation and evaluation of the Interests, and that Buyer's decision to consummate the purchase of the Interests are based solely upon Buyer's independent investigation and evaluation of the Interests.

         Section 7. FURTHER ASSURANCES. Upon delivery of the Purchase Price by Buyer to Seller and subject to the terms of this Agreement, Seller shall convey all of Seller's right, title and interest including lien rights, if any, in the Foreclosure Property to Buyer at the Closing by delivering to Buyer a fully and properly executed and acknowledged Conveyance in the form attached hereto as Exhibit C. In addition and from time to time (whether at or after Closing), as and when reasonably requested by Buyer or its successors or assigns, Seller will execute, acknowledge and deliver all such additional deeds, releases, assignments, division orders, transfer orders, letters in lieu of transfer orders, bills of sale, instruments, files, records, documents and books in Seller's possession or under Seller's control, and take such other action as Buyer may reasonably deem necessary or desirable in order to more effectively convey and transfer to Buyer the Interests, and Seller will assist Buyer in the collection or reduction to possession of the Interests.

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         Section 8. CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions provided for in this Agreement for Buyer's consummation shall be subject to the satisfaction of each of the following conditions as of the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

                  (a) OPINION OF COUNSEL. Counsel of the Saratoga Companies shall have furnished Seller and Buyer such counsel's written opinion (in form and substance satisfactory to Seller and Buyer) in the form attached to the Settlement Agreement.

                  (b) PERFORMANCE OF THIS AGREEMENT. Seller shall have had its bid accepted as the highest bid pursuant to the Sale and receive a duly executed and acknowledged Substitute Trustee Deed covering the Foreclosure Properties.

                  (c) NO LITIGATION. No suit, action, proceeding, investigation, injunction, inquiry or request for information by any governmental body or authority, or private party shall have been instituted or threatened which questions or reasonably appears to portend subsequent questioning of the validity or legality of this Agreement or the transactions contemplated by this Agreement.

                  (d) SETTLEMENT AGREEMENT. The Saratoga Parties and ING shall have entered into the Settlement Agreement and the Saratoga Parties shall have delivered to Buyer the Sale Documents contemplated thereby.

                  (e) ING RELEASE. Seller shall have secured and deliver to Buyer at the Closing a properly executed and acknowledged assignment in recordable form of the liens, security interests, and assignments of production upon the Interests arising from Sellers' mortgages, deeds of trust and other lien instruments with ING, with respect to any interest not discharged by the Sale, which shall be in a form satisfactory to Buyer.

                  (f) SELLER/ING MUTUAL RELEASE. Seller, ING and Buyer shall have delivered one to the other at the Closing a properly executed mutual release of claims in a form satisfactory to Buyer.

                  (g) OPERATIONS. Buyer, in its good faith judgment, shall have received the requisite number of agreements and approvals, in form and substance satisfactory to Buyer, from non-operating working interest participants in the Saratoga Operated Wells to ensure that Buyer will succeed Saratoga as the duly designated and appointed operator of the Saratoga Operated Wells from and after the Closing.

                  (h) OTHER AGREEMENTS. Buyer shall have received (i) a properly executed resignation and assignment, in form and substance satisfactory to Buyer, from LOI resigning as operator of the LOI Operated Wells and transferring all interest in such operations to Buyer, (ii) a properly executed Shareholders' Agreement, in form and substance satisfactory to Buyer, from

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Thomas F. Cooke, Joseph T. Kaminski and Randall F. Dryer to Buyer, and (iii) a
properly executed acknowledgment, representation and warranty from Saratoga Delaware that it has no right, title, interest or claim in and to any asset or property included within the Interests, whether or not such asset or property is set forth at Exhibit A attached hereto.

         Section 9. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions provided for in this Agreement for Seller's consummation shall be subject to the satisfaction of each of the following conditions as of the Closing Date, subject to the right of Seller to waive any one or more of such conditions:

                  (a) REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects.

                  (b) PERFORMANCE OF THIS AGREEMENT. Buyer shall have duly performed or complied with all material obligations to be performed or complied with by Buyer under the terms of this Agreement on or prior to the Closing Date.

                  (c) NO LITIGATION. No suit or action, investigation, inquiry or request for information by any government body or authority, or private party shall have been instituted or threatened which questions or reasonably appears to portend subsequent questioning of the validity or legality of this Agreement or the transactions contemplated by this Agreement.

         Section 10. TERMINATION. Anything in this Agreement to the contrary notwithstanding, this Agreement may be terminated by either of the parties on the Closing Date if any of the conditions precedent to such party's obligations at Closing have not been satisfied or waived on or prior to the Closing Date. Such termination shall be without waiver of and shall not be construed to limit the legal or equitable remedies of the terminating party.

         Section 11. EXPENSES; SALES TAXES. Except as otherwise provided in this Agreement, each party hereto will bear and pay its own expenses of negotiating and consummating the transactions contemplated by this Agreement. Buyer shall be responsible for remitting to the applicable governmental taxing authority all sales taxes resulting from the sale contemplated by this Agreement. Such taxes shall be Buyer's sole responsibility. Seller and Buyer shall cooperate with one another with respect to the timely filing of a sales tax return or other filings, if required by applicable law, with all applicable governmental authorities.

         Section 12. DTPA WAIVER. AS RESPECTS ANY AND ALL INTERESTS SITUATED IN THE STATE OF TEXAS, BUYER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41-17.63 INCLUSIVE, TEXAS BUSINESS AND COMMERCE CODE, EXCEPT SECTION 17.555, WHICH IS NOT WAIVED. IN ORDER TO EVIDENCE ITS ABILITY TO GRANT SUCH WAIVER AND TO ESTABLISH BUYER'S SOPHISTICATION AS A PURCHASER OF OIL AND GAS

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PROPERTIES, BUYER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT BUYER (A) IS IN
THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, MINERALS, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE, (B) HAS ASSETS OF $1,000,000 OR MORE ACCORDING TO BUYER'S MOST RECENT FINANCIAL STATEMENT PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, (C) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY, (D) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, (E) IS AN EXPERIENCED AND KNOWLEDGEABLE INVESTOR IN THE OIL AND GAS BUSINESS AND IS CAPABLE OF INDEPENDENTLY EVALUATING THE MERITS AND RISKS OF THE INVESTMENT CONTEMPLATED BY THE AGREEMENT, (F) HAS ENGAGED OR EMPLOYED THE SERVICES OF INDEPENDENT COUNSEL AND PROFESSIONALS TO ADVISE IT AS IT DEEMS NECESSARY IN CONNECTION WITH THIS AGREEMENT, (G) HAS MADE ITS OWN ASSUMPTIONS REGARDING THE RECOVERABILITY, QUANTITY, VALUE AND PRICES OF THE OIL AND GAS RESERVES INCLUDED IN THE INTERESTS, (H) IS PURCHASING THE INTERESTS IN THE ORDINARY COURSE OF ITS BUSINESS FOR INVESTMENT PURPOSES AND NOT FOR PURPOSES OF FURTHER RESALE, DISTRIBUTION OR TRANSFER IN VIOLATION OF THE SECURITIES ACT OF 1933 OR THE RULES AND REGULATIONS THEREUNDER OR [ANY OTHER APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR ANY APPLICABLE STATE BLUE SKY LAWS AND (I) HAS THE FUNDS AND FINANCIAL CAPABILITY TO DELIVER TO SELLER THE PURCHASE PRICE AT THE CLOSING.

         Section 13. NOTICES. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by registered or certified mail, postage prepaid, addressed as set forth below, shall be deemed to have been duly made on the date received. Either party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

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                 (a)               Notices to Seller:

                                   Internationale Nederlanden (U.S.)
                                          Capital Corporation
                                   135 East 57th Street
                                   New York, New York 10022-1500

                                   Attn:  Peter Y. Clinton

                 (b)               Notices to Buyer:

                                   PrimeEnergy Corporation
                                   1 Landmark Square, 11th Floor
                                   Stamford, Connecticut  06901

                                   Attn: Charles E. Drimal, Jr., President

         Section 14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Buyer may not assign all or any portion of its rights or obligations under this Agreement without Seller's prior written consent thereto.

         Section 15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

         Section 16. EXPENSES; ATTORNEYS' FEES. Except as otherwise provided in this Agreement, each party hereto will bear and pay its own expenses of negotiating and consummating the transactions contemplated by this Agreement. The prevailing party in any lawsuit or litigation concerning the construction or interpretation of this Agreement or the breach by the other party of any provision of this Agreement shall be entitled to such party's reasonable attorneys' fees and court costs.

         Section 17. HEADINGS. The headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 18. SUPERSEDING EFFECT. This Agreement supersedes any prior agreement and understanding between the parties with respect to the subject matter of this Agreement.

         Section 19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and performed entirely therein.

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         Section 20. WAIVERS. No party's rights under this Agreement will be deemed waived except by a writing signed by such party. Without limitation, the occurrence of the Closing shall not be deemed a waiver of any party's 'rights except its right to refuse to close.

         Section 21. EXHIBITS AND SCHEDULES. The exhibits and schedules referred to herein are attached hereto and by this reference made a part hereof.

         Section 22. ANNOUNCEMENTS. Seller and Buyer shall consult with each other with regard to all press releases and other announcements issued on or prior to the Closing Date concerning this Agreement or the transactions contemplated by this Agreement and, except as may be required by applicable laws or the applicable rules and regulations of any governmental body or stock exchange, neither Buyer nor Seller shall issue any such press release or other publicity without the prior written consent of the other party.

         Section 23. PARTIAL INVALIDITY. In the event any provision of this Agreement is determined to be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby.

         Section 24. SPECIFIC PERFORMANCE. In addition to all other remedies, at law or in equity, to which either party may be entitled, Seller and Buyer shall each be entitled to specific performance of this Agreement, because the remedies provided at law for any breach of this Agreement are inadequate and damages in respect of any such breach will be difficult or impossible to determine.

         IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by an officer thereunto duly authorized as of the day and year first above written.

                                   "SELLER"

                                   INTERNATIONAL NEDERLANDEN (U.S.)
                                   CAPITAL CORPORATION, a Delaware corporation

ATTEST:

___________________                By: _______________________
Assistant Secretary                    Peter Y. Clinton
                                       Vice President

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                                   "BUYER"

                                   PRIMEENERGY CORPORATION

ATTEST:
___________________                By: _________________________
Secretary                              Charles E. Drimal, Jr.
                                       President

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